EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

DUNXIN FINANCIAL HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Ordinary shares, par value $0.00005 per share(1)	457(c) and 457(h)	384,000,000	0.00979 (3)	3,760,000	$0.0000927	$349
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-
	Total Offering Amounts					$384,000,000		$349
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$349

(1)

Each American Depositary Share represents the right to receive forty-eight (48) ordinary shares. Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under the Registration Statement on Form F-6, which was initially filed with the Securities and Exchange Commission on November 8, 2010, and was amended on November 25, 2014, December 15, 2017 and March 5, 2018, respectively.

(2)

Represents ordinary shares issuable upon exercise of options, share appreciation rights, restricted shares, restricted share units, and other share based awards granted under the Dunxin Financial Holdings Limited 2022 Equity Incentive Plan (the “2022 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the 2022 Plan. Any ordinary shares covered by an award granted under the 2022 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the 2022 Plan.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act based upon US$0.47 per ADS, or US$0.00979 per ordinary share, the average of the high and low prices for the Registrant’s ADSs as quoted on the NYSE American LLC on July 7, 2022.